                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 --------------


                              AMENDMENT NO. 1 TO
                                  FORM 8-K/A

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 17, 1997




                                 OHM Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



      Ohio                         1-9654                   34-1503050
  ---------------               ------------            -------------------
  (State or Other               (Commission              (I.R.S. Employer
  Jurisdiction of               File Number)            Identification No.)
   Incorporation)



   16406 U.S. Route 224 East, Findlay, Ohio     45840
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)   (Zip Code)



Registrant's telephone number, including area code: (419) 423-3529
                                                    --------------


                                       N/A
    ------------------------------------------------------------------------
         (Former Name or Former Address, if Change Since Last Report)

          On July 2, 1997, OHM Corporation, an Ohio corporation (the "Company"), filed a Current Report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission, which reported the acquisition by the Company of Beneco Enterprises, Inc., a Utah corporation ("Beneco"). This Amendment No. 1 to the Form 8-K hereby amends and supplements the Form 8-K.

Item. 7  Financial Statements, Pro Forma Financial Information and Exhibits.

          In accordance with the requirements of Item 7(a) and (b), the Company hereby incorporates by reference into this Amendment No. 1 to the Form 8-K, the audited financial statements of Beneco for the fiscal years ended 1996 and 1995 and the notes thereto set forth on pages F-1 through F-13 of this Report and the unaudited pro forma condensed combined balance sheet as of December 31, 1996, and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1997 and for twelve months ended December 31, 1996 and the notes thereto set forth on pages P-1 through P-4 of this Report.

(a)/(b)   Financial Statements of Business Acquired/Pro Forma Financial
          Information

          Independent Auditors Report......................................  F-1

          Balance Sheet at December 31, 1996 and 1995......................  F-2

          Statements of Income and Retained Earnings for
                the two years ended December 31, 1996 and 1995.............  F-4

          Statements of Cash Flows for the two years ended December 31,
                1996 and 1995..............................................  F-5

          Notes to Financial Statements....................................  F-7

          Unaudited Pro Forma Condensed Combined Balance Sheet
                as of December 31, 1996....................................  P-1

          Unaudited Pro Forma Condensed Combined Statement
                of Operations for the Six Months Ended June 30, 1997.......  P-2

          Unaudited Pro Forma Condensed Combined Statement
                of Operations for the Twelve Months Ended
                December 31, 1996 .........................................  P-2

          Notes to Unaudited Pro Forma Condensed Combined Financial
                Information for the Six Months Ended June 30, 1997
                and as of and for the Year Ended December 31, 1996.........  P-3

(c) Exhibits

Exhibit 23      Consent of Rodriguez & Associates, P.C.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         OHM CORPORATION


Date: August 22, 1997               By:  /s/ Steven E. Harbour
                                       -----------------------------
                                         Name: Steven E. Harbour
                                         Title: Vice President, Legal and
                                                Secretary

                 INDEX TO FINANCIAL STATEMENTS AND PRO FORMA
                            FINANCIAL INFORMATION


Financial Statements

        Independent Auditors Report

        Balance Sheet at December 31, 1996 and 1995

        Statements of Income and Retained Earnings for the two years ended December 31, 1996 and 1995

        Statements of Cash Flows for the two years ended December 31, 1996 and 1995

        Notes to Financial Statements

Pro Forma Financial Information

        Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1996

        Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 1997

        Unaudited Pro Forma Condensed Combined Statement of Operations for the Twelve Months Ended December 31, 1996

        Notes to Unaudited Pro Forma Condensed Combined Financial Information for the Six Months Ended June 30, 1997 and as of and for the Twelve Months Ended December 31, 1996

[RODRIGUEZ & ASSOCIATES, P.C. LETTERHEAD]





                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------




Board of Directors
Beneco Enterprises, Inc.
Salt Lake City, Utah

We have audited the accompanying balance sheets of Beneco Enterprises, Inc. as of December 31, 1996 and 1995, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beneco Enterprises, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Rodriguez & Associates, P.C.
Salt Lake City, Utah
March 31, 1997


                            BENECO ENTERPRISES, INC.

                                 Balance Sheets

                           December 31, 1996 and 1995

                                                         1996           1995
                                                         ----           ----
ASSETS

CURRENT ASSETS:
   Cash                                               $ 4,837,521    $ 4,478,297
   Receivables:
    Contract receivables (Note 2)                      13,402,859      8,021,589
    Other receivables                                         -0-          1,000
    Costs and estimated earnings in
     excess of billings on uncompleted
     contracts (Note 1 and 3)                             421,693        306,490
   Prepaid expenses                                        19,265            -0-
                                                       ----------     ----------

TOTAL CURRENT ASSETS                                   18,681,338     12,807,376
                                                       ----------     ----------

Property and equipment net of
   accumulated depreciation (Note 4)                      633,389        648,851
                                                       ----------     ----------
TOTAL ASSETS                                          $19,314,727    $13,456,227
                                                       ==========     ==========



                  See accompanying notes and auditor's report.

                            BENECO ENTERPRISES, INC.

                           December 31, 1996 and 1995

                                                          1996               1995
                                                          ----               ----
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable                                   $ 13,056,764     $  9,666,055
   Billings in excess of costs and
     estimated earnings on uncompleted
     contracts (Note 1 and 3)                             231,182            55,600
   Accrued payroll and related taxes                       67,482            33,904
   Distributions payable (Note 5)                       1,100,000               -0-
   Accrued liabilities (Note 6)                            65,000            40,915
   Capital lease payable (Note 9)                          14,115               -0-
                                                     ------------      ------------


TOTAL CURRENT LIABILITIES                              14,534,543         9,796,474
                                                     ------------      ------------

STOCKHOLDER'S EQUITY:
   Common stock of $.01 par value,
     Authorized 5,000,000 shares;
     Issued 12,500 shares                                     125               125
   Paid-in capital                                        267,308           267,308
   Retained earnings                                    4,679,176         3,558,745
   Less:
     Treasury stock 2,500 shares at cost (Note 7)        (166,425)         (166,425)
                                                     ------------      ------------

   TOTAL STOCKHOLDER'S EQUITY                           4,780,184         3,659,753
                                                     ------------      ------------

TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY                              $ 19,314,727      $ 13,456,227
                                                     ============      ============

                  See accompanying notes and auditor's report.

                            BENECO ENTERPRISES, INC.

                   Statements of Income and Retained Earnings

                     Years ended December 31, 1996 and 1995


                                                            1996           1995
                                                            ----           ----

OPERATING REVENUES
  Contract revenues                                    $ 71,829,503    $ 61,657,580
  Cost of revenues earned                               (66,054,996)    (57,288,352)
                                                         ----------      ----------

        GROSS PROFIT                                      5,774,507       4,369,228

OPERATING EXPENSES
  General and administrative
        expenses                                          2.157,216       2,286,156
                                                         ----------      ----------

        OPERATING INCOME                                  3,617,291       2,083,072
                                                         ----------      ----------

OTHER INCOME (EXPENSES)
  Interest income                                           264,880         221,395
  Interest expense                                           (6,917)         (1,474)
  Gain on sale of assets                                        -0-           6,000
  Miscellaneous income                                       12,507             459
                                                         ----------      ----------

        TOTAL OTHER INCOME                                  270,470         226,380
                                                         ----------      ----------

        NET INCOME                                        3,887,761       2,309,452

RETAINED EARNINGS
  Balance - beginning of year                             3,558,745       3,844,582
  Shareholder - distributions (Note 5)                   (2,767,330)     (2,595,289)
                                                         ----------      ----------

        RETAINED EARNINGS, END OF YEAR                 $  4,679,176    $  3,558,745
                                                          =========       =========



                  See accompanying notes and auditor's report.

                            BENECO ENTERPRISES, INC.

                            Statements of Cash Flows

                     Years ended December 31, 1996 and 1995

                                                               1996            1995
                                                               ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                             $ 66,448,233    $ 63,775,847
  Cash paid to subcontractors                               (62,984,569)    (58,161,802)
  Cash paid to suppliers and employees                       (1,695,328)     (3,299,239)
  Interest received                                             264,880         221,395
  Interest paid                                                  (6,917)         (1,474)
  Miscellaneous cash received                                    12,507             459
                                                             ----------      ----------

        NET CASH PROVIDED BY OPERATING ACTIVITIES             2,038,806       2,535,186
                                                             ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets                                      -0-           6,000
  Capital expenditures                                          (27,367)            -0-
  Note to related party                                           1,000         129,567
  Cash paid for employee advances                                  (-0-)            575
  Payments of cash deposits                                      14,115             -0-
                                                             ----------      ----------

  NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES          (12,252)        226,142
                                                             ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Distributions paid                                         (1,667,330)     (3,060,289)
                                                             ----------      ----------

        NET CASH USED FOR FINANCING ACTIVITIES                (1,667,330)     (3,060,289)
                                                             ----------      ----------

NET INCREASE (DECREASE) IN CASH                                 359,224        (388,961)

  Cash at beginning of year                                   4,478,297       4,867,258
                                                             ----------      ----------

CASH BALANCE AT END OF YEAR                                $  4,837,521    $  4,478,297
                                                             ==========      ==========

                  See accompanying notes and auditor's report.

                            BENECO ENTERPRISES, INC.

                     Years ended December 31, 1996 and 1995


                                                             1996         1995
                                                             ----         ----
RECONCILIATION OF NET INCOME TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES:

NET INCOME                                               $ 3,887 761  $ 2,309,452
                                                           ---------    ---------

ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:
    Depreciation                                              42,829       36,960
    Gain on sale of assets                                       -0-       (6,000)
    Decrease (Increase) in contracts receivable           (5,381,270)   2,118,267
    Decrease (Increase) in prepaid expense                   (19,265)      14,583
    (Increase) in costs in excess of billings               (115,203)    (232,452)
    (Decrease) Increase in accounts payable                  404,746      (60,375)
    (Decrease) Increase in contracts payable               2,985,963     (701,864)
    (Decrease) Increase in accrued payroll and
          related taxes                                       33,578   (1,004,250)
    Increase (Decrease) in accrued liabilities                24,085       40,915
    (Decrease) Increase
          in billings in excess of costs                     175,582       19,950
                                                           ---------    ---------

    TOTAL ADJUSTMENTS                                     (1,848,955)     225,734
                                                           ---------    ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES                $ 2,038,806  $ 2,535,186
                                                          ==========   ==========



See accompanying notes and auditor's report.

                            BENECO ENTERPRISES, INC.

                         Notes to Financial Statements

                           December 31, 1996 and 1995


NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     GENERAL
     -------

     Beneco Enterprises, Inc.'s (hereafter referred to as the Company) accounting policies conform to generally accepted accounting principles. The Company operates principally in the construction industry as a contract management specialist. The following policies are considered to be significant.

     USE OF ESTIMATES
     ----------------

     Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

     INCOME RECOGNITION - CONSTRUCTION CONTRACTS
     -------------------------------------------

     Revenues from contracts are recognized on the percentage-of-completion accrual method of accounting. Profits on contracts are recorded on the basis of "cost-to-cost" determination of percentage of completion on individual contracts, commencing when progress reaches a point where costs, estimate analysis, and other evidence of trends are sufficient to estimate final results with reasonable accuracy. That portion of the total contract price which is allocable to contract expenditures incurred and work performed is accrued as earned income. When a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued. Claims for additional revenue are recognized when settled.

     COSTS AND BILLINGS ON CONSTRUCTION CONTRACTS
     --------------------------------------------

     The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents the amount by which costs of contracts in progress plus estimated earned profit exceed related progress billings. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents the amount by which progress billings exceed contract costs in progress.

                            BENECO ENTERPRISES, INC.

                           December 31, 1996 and 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     CLASSIFICATION OF CURRENT ASSETS AND LIABILITIES
     ------------------------------------------------

     The Company included in current assets and liabilities amounts realizable and payable under construction contracts which may extend beyond one year.

     PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment are recorded at cost. Depreciation expense is computed principally on the straight-line method in amounts sufficient to write off the costs of depreciable assets over their useful lives. Normal maintenance and repair items are charged to costs and expensed as incurred. The costs and accumulated depreciation of property and equipment sold or otherwise retired are removed from the accounts and a gain or loss on disposition is reflected in net income.

     STATEMENT OF CASH FLOWS
     -----------------------

     For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     INCOME TAXES
     ------------

     Revenues earned on long-term construction contracts are reported on a percentage of completion method for both financial statement reporting and tax reporting purposes. Revenues recognized for tax purposes are reported in accordance with Internal Revenue Code Section 460. Depreciation is computed on the straight-line method of accounting for financial statement reporting, and on the accelerated depreciation and the modified accelerated cost recovery system method for tax reporting purposes.

                            BENECO ENTERPRISES, INC.

                           December 31, 1996 and 1995


NOTE    1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     S-CORPORATION ELECTION
     ----------------------

     During the year ended December 31, 1991, the Company, with the consent of its shareholder, elected to be an S-Corporation beginning January 1, 1991 and thereafter under the Internal Revenue Code. In lieu of Corporate income taxes, the shareholder of the S-Corporation is taxed on the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements.


NOTE 2 - CONTRACT RECEIVABLES

     Contract receivables due to the Company consist primarily of construction contracts with the federal government. Contract receivables for the years ended December 31,1996 and 1995 are as follows:


                                           1996            1995
                                           ----            ----
     CONTRACT RECEIVABLES
       BILLED:
         Completed Contracts           $   150,908     $   244,320
         Contracts in Progress          13,251,951       7,777,269
                                        ----------       ---------

         TOTAL CONTRACT RECEIVABLES    $13,402,859     $ 8,021,589
                                        ==========       =========

                            BENECO ENTERPRISES, INC.

                           December 31, ]996 and 1995


NOTE 3- COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS


                                        December 31,            December 31,
                                        -----------             -----------
                                           1996                     1995

Costs incurred on
   uncompleted contracts                $93,861,216             $98,309,925

   Estimated earnings                     8,095,857              10,481,783
                                        -----------             -----------
                                        101,957,073             108,791,708

   Less: billings to date              (101,766,562)           (108,540,818)
                                        -----------             -----------

                                        $   190,511             $   250,890
                                        ===========             ===========


Included in accompanying
  balance sheets under the
  following captions:
                                         December 31,           December 31,
                                             1996                   1995
                                        -----------             -----------

Cost and estimated earnings
  in excess of billings on
  uncompleted contracts                 $   421,693             $   306,490

Billings in excess of costs
  and estimated earnings on
  uncompleted contracts                    (231,182)                (55,600)
                                        -----------             -----------

                                        $   190,511             $   250,890
                                        ===========             ===========


                            BENECO ENTERPRISES, INC.

                           December 31, 1996 and 1995


NOTE 4- PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1996 and 1995 is detailed in the following summary:


                                              1996                      1995
                               ----------------------------------     --------
                                FIXED      ACCUMULATED   NET BOOK     NET BOOK
                                ASSETS    DEPRECIATION    VALUE        VALUE
                               --------   ------------   --------     --------

Land                           $ 26,917     $    -0-     $ 26,917     $ 26,917
Buildings                       587,089       45,161      541,928      556,982
Automotive
 equipment                        8,656        8,656          -0-          -0-
Office machines                  86,342       64,766       21,576        9,862
Furniture and
 fixtures                        73,064       30,096       42,968       52,984
Equipment and
 tools                          188,853      188,853          -0-        2,106
                               --------     --------     --------     --------

TOTAL PROPERTY
 AND EQUIPMENT                 $970,921     $337,532     $633,389     $648,851
                               ========     ========     ========     ========

Depreciation expense for the years ended December 31, 1996 and 1995 was $42,829 and $36,960, respectively.

                            BENECO ENTERPRISES, INC.

                           December 31, 1996 and 1995


NOTE 5 - DISTRIBUTIONS PAYABLE

     During the years ended December 31, 1996 and 1995, distributions amounting to $2,767,330 and $2,595,289, respectively, were accrued and paid. Of these amounts, $1,100,000 and -0- in distributions were accrued for 1996 and 1995 respectively. These accruals were made to cover estimated shareholder income taxes which were related to the income and expenses of the S-Corporation.

NOTE 6 - ACCRUED LIABILITIES

     LITIGATION
     ----------

     During the year ended December 31, 1996, the Company was a party to five lawsuits, all in the ordinary course of business. Outside counsel for the Company has advised that at this stage they cannot offer an opinion as to four of the suits probable outcome. In the opinion of management, the ultimate liabilities, if any, resulting from these claims will not have a material adverse effect on the financial position or results of operations of the Company.

     The fifth suit has been settled by arbitration. The suit was filed by a subcontractor for alleged non-payment for materials supplied to the Company. The settlement reached by the arbitrator requires the Company to pay $65,000 to the plaintiff. A liability has been recorded to reflect the outcome of this litigation.

NOTE 7 - TREASURY STOCK

     During 1992, Bennie Smith, Jr. sold 2,500 shares of stock to Beneco Enterprises, Inc. for $166,425. The Company reports treasury stock on the cost basis.

NOTE 8 - LEASE COMMITMENTS

     Operating leases covering automobiles and office space are cancelable and subject to annual renewal options. Operating lease expense for the years ended December 31, 1996 and 1995 amounted to $94 and $3,701 respectively.

                            BENECO ENTERPRISES, INC.

                           December 31, 1996 and 1995


NOTE 9- CAPITAL LEASE

     The Company entered into a capital lease of equipment during the current year. Accordingly, the company has capitalized the equipment in the amount of $19,637 less accumulated depreciation of $2,805 as of December 31, 1996. The lease will expire during 1997 and the future minimum lease payments are as follows:

                         1997                $14,115
                         1998 and after          -0-
                                             -------

                         Total Payments      $14,115
                                             =======

NOTE 10- RETIREMENT PLAN

     The Company has a 401(k) employee benefit plan covering substantially all employees who have completed at least six months of service and met minimum age requirements. The Company has the discretion to make matching contributions to the plan. The Company did not make any contributions during 1996 and 1995.

                  OHM CORPORATION AND BENECO ENTERPRISES, INC.
    UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION FOR THE SIX
       MONTHS ENDED JUNE 30, 1997 AND FOR THE YEAR ENDED DECEMBER 31, 1996

      The following unaudited pro forma condensed combined balance sheet as of December 31, 1996 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1997 and the twelve months ended December 31, 1996 have been prepared to give effect to the purchase by OHM Corporation (the "Company") of all of the outstanding shares of Beneco Enterprises, Inc. ("Beneco"), as if the transaction had occurred on January 1, 1996 for the pro forma condensed combined statements of operations and on December 31, 1996 for the pro forma condensed combined balance sheet. The pro forma condensed combined financial information has been prepared utilizing the audited historical consolidated financial statements and accompanying notes.

     The pro forma condensed combined financial information has been prepared using the purchase method of accounting for the acquisition of Beneco. Under this method of accounting, an allocation of the purchase price consideration has been made based upon preliminary estimates of the fair values of the net assets of Beneco. The actual purchase accounting adjustments to reflect the fair values of the net assets acquired from Beneco will be based upon management's evaluation of such assets, and, accordingly, the adjustments that have been used in the pro forma condensed combined financial information are subject to change pending the final allocation of the purchase price.

     The pro forma condensed combined financial information does not reflect the cost savings expected to be achieved from operating synergies as a result of the combination. Accordingly, the following pro forma condensed combined financial information does not purport to be indicative of the financial position or results of operations that would have been reported had this transaction occurred on the dates indicated above, nor the financial condition or results of operations which will be reported in the future.

                 OHM CORPORATION AND BENECO ENTERPRISES, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           AS OF DECEMBER 31, 1996
                                (IN THOUSANDS)

                                                                         Historical                          Pro Forma
                                                               ------------------------------      -----------------------------
                                                                   The                                               Pro Forma
                                                                 Company           Beneco          Adjustments  (1)   Combined
                                                               -------------     ------------      ------------     ------------
ASSETS
Current Assets:

  Cash and cash equivalents ...................................     $14,002           $4,837                 -          $18,839
  Accounts receivable .........................................      85,461           13,403                 -           98,864
  Costs and estimated earnings on contracts in
    process in excess of billings .............................      56,303              422                 -           56,725
  Other current assets .......................................       31,666               19                 -           31,685
  Deferred income taxes .......................................      10,513                -               313  (2)      10,826
                                                                   --------         --------          --------         --------
                                                                    197,945           18,681               313          216,939
                                                                   --------         --------          --------         --------
                                                                   --------         --------          --------         --------
Property and Equipment, net of accumulated depreciation.......       70,521              633               185  (3)      71,339
                                                                   --------         --------          --------         --------

Other Noncurrent Assets:
  Intangible assets relating to acquired businesses, net ......     33,534                 -            11,369  (1)      44,903
  Deferred income taxes .......................................      3,563                 -               313  (2)       3,876
  Other assets ................................................     30,974                 -                 -           30,974
                                                                  --------          --------          --------         --------
                                                                    68,071                 -            11,682           79,753
                                                                  --------          --------          --------         --------


   Total Assets ...............................................   $336,537           $19,314           $12,180         $368,031
                                                                  ========          ========          ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable ............................................    $69,230          $13,057                  -          $82,287
  Other accrued liabilities ...................................     34,373            1,477              2,260  (4)      38,110
                                                                  --------          --------          --------         --------
                                                                   103,603           14,534              2,260          120,397
                                                                  --------         --------           --------         --------

Noncurrent Liabilities:
  Long-term debt ..............................................     52,972                -             14,700  (1)      67,672
  Other noncurrent liabilities ................................      5,390                -                  -            5,390
                                                                  --------         --------           --------         --------
                                                                    58,362                -             14,700           73,062
                                                                  --------         --------           --------         --------
                                                                  --------         --------           --------         --------
Shareholders' Equity ..........................................    174,572            4,780             (4,780)         174,572
                                                                  --------         --------           --------         --------
                                                                  --------         --------           --------         --------
   Total Liabilities and Shareholders' Equity .................   $336,537         $ 19,314           $ 12,180         $368,031
                                                                  ========         ========           ========         ========


                                           OHM CORPORATION AND BENECO ENTERPRISES, INC.
                                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                  SIX MONTHS ENDED JUNE 30, 1997
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 Historical
                                                        ------------------------------

                                                                             Beneco                  Pro Forma
                                                                          Five Months      -----------------------------
                                                            The              Ended                            Pro Forma
                                                          Company        May 31, 1997      Adjustments  (1)   Combined
                                                        ------------     -------------     ------------      -----------
Revenue ................................................   $237,811           $28,580                -          $266,391
    Cost of services ..................................     206,086            26,340                -           232,426
                                                        -----------     -------------     ------------      ------------
Gross Profit ...........................................     31,725             2,240                -            33,965
    Claims settlement costs and other..................      37,877             1,653              180  (5)       39,710
    Selling, gen. & admin. expenses.....................     21,900                 -                -            21,900
                                                       ------------     -------------     ------------      ------------
Operating Income (Loss) ...............................     (28,052)              587             (180)          (27,645)
                                                       ------------     -------------     ------------      ------------
Other (income) expenses:
    Interest expense, net .............................       2,501              (156)             398  (6)        2,743
    Equity in net earnings of affiliate ...............        (185)                -                -              (185)
    Write-down of investment in NSC Corporation .......      14,949                 -                -            14,949
    Miscellaneous, net ...................................      223                (5)               -               218
                                                       ------------     -------------     ------------      ------------
                                                             17,488              (161)             398            17,725
                                                       ------------     -------------     ------------      ------------
Income (loss) before income taxes ......................    (45,540)              748             (578)          (45,370)
    Income taxes (benefit) ............................     (15,369)              299             (230) (7)      (15,300)
                                                       ------------     -------------     ------------      ------------
Net Income (Loss) .....................................    ($30,171)             $449            ($348)         ($30,070)
                                                       ============     =============     ============      ============

Net Income Per Share ..................................      ($1.11)                                              ($1.11)
                                                       ============                                         ============
Weighted number of common and
    common equivalent shares outstanding ..............      27,092                                               27,092
                                                       ============                                         ============




                                           OHM CORPORATION AND BENECO ENTERPRISES, INC.
                                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                               TWELVE MONTHS ENDED DECEMBER 31, 1996
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 Historical                       Pro Forma
                                                        ------------------------------     ------------------------------
                                                            The                                               Pro Forma
                                                          Company           Beneco         Adjustments  (1)   Combined
                                                        ------------     -------------     ------------      ------------
Revenue ...............................................    $550,984           $71,830                -          $622,814
    Cost of services ..................................     478,924            66,055                -           544,979
                                                       ------------     -------------     ------------      ------------
Gross Profit .........................................       72,060             5,775                -            77,835
    Selling, gen. & admin. expenses                          49,250             2,157              429  (5)       51,836
                                                       ------------     -------------     ------------      ------------
Operating Income (Loss) ..............................       22,810             3,618             (429)           25,999
                                                       ------------     -------------     ------------      ------------
Other (income) expenses:
    Interest expense, net ............................        6,963              (258)             956  (6)        7,661
    Equity in net earnings of affiliate ..............         (748)                -                -              (748)
    Miscellaneous, net ...............................         (296)              (12)               -              (308)
                                                       ------------     -------------     ------------      ------------
                                                              5,919              (270)             956             6,605
                                                       ------------     -------------     ------------      ------------
Income (loss) before income taxes ....................       16,891             3,888           (1,385)           19,394
    Income taxes (benefit) ...........................        5,376             1,555             (554) (7)        6,377
                                                       ============     =============     ============      ============
Net Income (Loss) ....................................      $11,515            $2,333            ($831)          $13,017
                                                       ============     =============     ============      ============

Net Income Per Share .................................        $0.43                                                $0.48
                                                       ============                                         ============
Weighted number of common and
    common equivalent shares outstanding ............        26,844                                               26,844
                                                       ============                                         ============


      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1996

(1) Pursuant to the Stock Purchase Agreement by and among OHM Corporation, Beneco Enterprises, Inc., Bennie Smith, Jr., Robert Newberry and Scott Doxey (the "Agreement"), the Company paid Beneco $14,700,000 of consideration ($9,700,000 cash and $5,000,000 in unsecured promissory notes (the "Notes"), bearing interest at 7.25%, due and payable June 17, 1998) for all of the outstanding shares of Beneco. The acquisition of Beneco was funded through borrowings under the Company's existing revolving credit facility. The following is the preliminary allocation of the purchase price to the assets and liabilities acquired (in thousands):

Consideration transferred by the Company:
    Cash ...............................................................       $9,700
    Promissory notes ...................................................        5,000
                                                                         ------------
                                                                              $14,700
                                                                         ============

Allocation of Purchase Price:
    Net assets of Beneco ...............................................       $4,780
    Deferred taxes - Note (2) ..........................................          626
    Increase in value of fixed assets - Note (3) .......................          185
    Increase in other accrued liabilities - Note (4) ...................       (2,260)
    Goodwill and other intangibles .....................................       11,369
                                                                         ------------
                                                                              $14,700
                                                                         ============

(2) To record the tax effect of purchase accounting adjustments under Statement of Financial Accounting Standards No. 109 at a 40% estimated pro forma combined effective tax rate.

(3) To record an increase to property and equipment to reflect the estimated fair value of certain of Beneco's property.

(4) To record (i) a $1,960,000 valuation reserve for acquired contracts in process which will allow the Company to achieve reasonable operating margins on the effort it expends to complete these contract, and (ii) a $300,000 reserve for acquisition transaction costs and other.

(5) To record the amortization of goodwill and other intangible assets as follows (in thousands):


                                                        For the Twelve                     For the Six
                                                        Months Ended                       Months Ended
                                                        December 31, 1996                  June 30, 1997
                                                        -----------------                  -------------
                Goodwill ...............................       $298                               $125
                Tradename ..............................         70                                 26
                Assembled workforce ....................         61                                 29
                                                        -----------                        -----------
                                                               $429                               $180
                                                        ===========                        ===========

(6) To record an increase in interest expense resulting from (i) the issuance of the notes under the terms of the Agreement, and (ii) borrowings made under the Company's revolving credit agreement for cash payments made under the terms of the Agreement.

(7) To record the income tax effect of the pro forma adjustments at a 40% estimated pro forma combined effective tax rate.


                                 EXHIBIT INDEX



Exhibit 23  Consent of Rodriguez & Associates, P.C.